UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

IDT Corporation (the “Registrant”) was party to a promissory note secured by a mortgage (the “Mortgage”) on the building at 520 Broad Street , Newark, NJ 07102 (the “Property”) owned by the Registrant’s subsidiary Broad Atlantic Associates, LLC (the “Subsidiary”).  On May 1, 2013, and in settlement of all disputes between the Registrant and the mortgage holder (the “Mortgage Holder”), the Registrant and the Subsidiary entered into and completed an agreement with the Mortgage Holder whereby IDT paid to the Mortgage Holder a sum of $21,062,000.  In return, the Mortgage Holder executed a discharge of the Mortgage and of the Assignment of Leases and Rents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman of the Board and Chief Executive Officer

Dated: May 2, 2013